                                THIRD AMENDMENT
                                     TO THE
                      RETAIL FUND PARTICIPATION AGREEMENT

      THIS THIRD AMENDMENT, dated as of October 13, 2011, is by and between HARTFORD LIFE INSURANCE COMPANY ("Company"), HARFORD SECURITIES DISTRIBUTION COMPANY, INC. ("HSD"), ROYCE FUND SERVICES, INC. ("Underwriter") and THE ROYCE FUND on behalf of its series listed on Schedule A (the "Funds"):

                                  WITNESSETH:

      WHEREAS, Company, Underwriter and the Funds entered into a Retail Fund Participation Agreement, dated January 10, 2003, and amended on October 31, 2007 and May 12, 2008, (the "Agreement") with regard to certain employee benefit plans for which Company provides administrative and recordkeeping services (the "Plans"); and

      WHEREAS, HSD is a broker-dealer registered with the Securities and Exchange Commission under the Securities Act of 1934, is a member of the Financial Industry Regulatory Authority, and an affiliate of the Company; and

      WHEREAS, Company, HSD, Underwriter and the Funds now wish to amend the Agreement to add HSD as a party to the Agreement in order for HSD to provide distribution services; and

      WHEREAS, Company, HSD, Royce and the Funds now wish to amend and restate in its entirety Schedule A of the Agreement in the form attached hereto;

      NOW THEREFORE, in consideration of the above, Company, HSD, Royce and the Funds hereby agree as follows:

      1.    To add HSD as a party to the Agreement; and

      2. To amend Schedule A of the Agreement and replace it in the form attached hereto and made a part hereof.

            IN WITNESS WHEREOF, Company, HSD, Royce and the Funds have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY                ROYCE FUND SERVICES, INC.
By: /s/ Richard E. Cady                        By: /s/ John D. Diederich
    ----------------------------------             ----------------------------------
Name: Richard E. Cady                          Name: John D. Diederich
      --------------------------------               --------------------------------
Title: AVP                                     Title: President
       -------------------------------                -------------------------------

HARTFORD SECURITIES DISTRUBTION                THE ROYCE FUND, on behalf of each series
COMPANY, INC.                                  listed on Schedule A

By: /s/ Richard E. Cady                        By: /s/ John D. Diederich
    ----------------------------------             ----------------------------------
Name: Richard E. Cady                          Name: John. D. Diederich
      --------------------------------               --------------------------------
Title: AVP                                     Title: Vice President
       -------------------------------                -------------------------------

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

                                                                              ADMININSTRATIVE/
                                                                                SHAREHOLDER        DISTRIBUTION
            PORTFOLIO                     TICKER                CUSIP           SERVICE FEE         (12b-1) FEE
----------------------------------       --------             ---------       ----------------      -----------
         INVESTMENT CLASS
----------------------------------
Royce Pennsylvania Mutual Fund            PENNX               780905840            .10%               No Fee
Royce Micro-Cap Fund                      RYOTX               780905709            .10%               No Fee
Royce Premier Fund                        RYPRX               780905600            .10%               No Fee
Royce Low-Priced Stock Fund               RLPHX               780905246            .10%               No Fee
Royce Total Return Fund                   RYTRX               780905881            .10%               No Fee
Royce Heritage Fund                       RHFHX               780905238            .10%               No Fee
Royce Opportunity Fund                    RYPNX               780905832            .10%               No Fee
Royce Special Equity Fund                 RYSEX               780905782            .10%               No Fee
Royce Value Fund                          RVVHX               780905220            .10%               No Fee
Royce Value Plus Fund                     RVPHX               780905212            .10%               No Fee
Royce 100 Fund                            ROHHX               780905196            .10%               No Fee
Royce Dividend Value Fund                 RDVIX               780905188            .10%               No Fee
Royce Global Value Fund                   RGVIX               780811824            .10%               No Fee

         SERVICE CLASS
----------------------------------
Royce Pennsylvania Mutual Fund            RYPFX               780905386            .10%                0.25%
Royce Micro-Cap Fund                      RMCFX               780905659            .10%                0.25%
Royce Premier Fund                        RPFFX               780905634            .10%                0.25%
Royce Low-Priced Stock Fund               RYLPX               780905808            .10%                0.25%
Royce Total Return Fund                   RYTFX               780905642            .10%                0.25%
Royce Heritage Fund                       RGFAX               780905857            .10%                0.25%
Royce Opportunity Fund                    RYOFX               780905758            .10%                0.25%
Royce Special Equity Fund                 RSEFX               780905527            .10%                0.25%
Royce Value Fund                          RYVFX               780905733            .10%                0.25%
Royce Value Plus Fund                     RYVPX               780905741            .10%                0.25%
Royce l00 Fund                            RYOHX               780905519            .10%                0.25%
Royce Discovery Fund                      RYDFX               780905477            .10%                0.25%
Royce Financial Services Fund             RYFSX               780905469            .10%                0.25%
Royce Dividend Value Fund                 RYDVX               780905436            .10%                0.25%
Royce Global Value Fund                   RIVFX               780905329            .10%                0.25%
Royce European Smaller-Companies Fund     RICSX               780905311            .10%                0.25%
Royce SMid-Cap Value Fund                 RMVSX               780905154            .10%                0.25%
Royce International Smaller-Companies
Fund                                      RYGSX               780905139            .10%                0.25%
Royce Focus Value Fund                    RYFVX               780811857            .10%                0.25%
Royce Partners Fund                       RPTRX               780811840            .10%                0.25%
Royce Mid-Cap Fund                        RMIDX               78081A204            .10%                0.25%
Royce Global Dividend Value Fund          RGVDX               780811816            .10%                0.25%
Royce International Premier Fund          RYIPX               780811790            .10%                0.25%
Royce International Micro-Cap Fund        ROIMX               780811782            .10%                0.25%
Royce Special Equity Multi-Cap Fund       RSEMX               780811816            .10%                0.25%





            R CLASS
----------------------------------
Royce Pennsylvania Mutual Fund            RPMRX               780905295            .25%                0.50%
Royce Premier Fund                        RPRRX               780905287            .25%                0.50%
Royce Low-Priced Stock Fund               RLPRX               780905279            .25%                0.50%
Royce Total Return Fund                   RTRRX               780905261            .25%                0.50%
Royce Heritage Fund                       RHFRX               780811105            .25%                0.50%
Royce Opportunity Fund                    ROFRX               780905253            .25%                0.50%
Royce Value Fund                          RVVRX               780905170            .25%                0.50%
Royce Value Plus Fund                     RVPRX               780905162            .25%                0.50%
Royce 100 Fund                            ROHRX               780811204            .25%                0.50%

            K CLASS
----------------------------------
Royce Pennsylvania Mutual Fund            RPMKX               780811303            .25%                 .25%
Royce Premier Fund                        RPRKX               780811402            .25%                 .25%
Royce Low-Priced Stock Fund               RLPKX               780811501            .25%                 .25%
Royce Total Return Fund                   RTRKX               780811600            .25%                 .25%
Royce Heritage Fund                       RHFKX               780811709            .25%                 .25%
Royce Opportunity Fund                    ROFKX               780811808            .25%                 .25%
Royce Value Fund                          RVFKX               780811881            .25%                 .25%
Royce Value Plus Fund                     RVPKX               780811873            .25%                 .25%
Royce 100 Fund                            ROHKX               780811865            .25%                 .25%

        INSTITUTIONAL CLASS
----------------------------------
Royce Pennsylvania Mutual Fund            RPMIX               78081A303            No Fee             No Fee
Royce Premier Fund                        RPFIX               780905683            No Fee             No Fee
Royce Low-Priced Stock Fund               RLPIX               780905394            No Fee             No Fee
Royce Total Return Fund                   RTRIX               780905717            No Fee             No Fee
Royce Heritage Fund                       Not Live            780905675            No Fee             No Fee
Royce Opportunity Fund                    ROFIX               780905691            No Fee             No Fee
Royce Special Equity Fund                 RSEIX               780905535            No Fee             No Fee
Royce Value Fund                          RVFIX               780905352            No Fee             No Fee
Royce Value Plus Fund                     RVPIX               780905337            No Fee             No Fee
Royce 100 Fund                            Not Live            780905493            No Fee             No Fee


          ADMINISTRATIVE/SHAREHOLDER SERVICE/DISTRIBUTION (12b-1) FEES

      As compensation for the services provided under this Agreement, the Company and/or HSD, as the case may be, will be entitled to receive a fee, from the Fund and/or Royce (or its designee), computed daily and paid quarterly in arrears (to be paid within 30 days of the end of each such quarter), at the annual rates set forth above of the average daily value of the Shares of the Funds owned beneficially by the Company's Separate Accounts for the Plans. For purposes of this schedule, the average daily value of the Shares of each Fund will be based on the net asset value reported by Royce or its designee to the Company and/or HSD.

      Each Fund will be obligated to pay that portion of the fee designated by it as representing transfer agent, recordkeeping, administrative servicing and/or shareholder servicing fees which the Fund would otherwise pay if Plan accounts were direct shareholders of the Fund. Royce, or its designee, will pay any portion of the fee not paid by the Funds. In this regard, the Company and HSD acknowledge that Royce's payments to the Company and/or HSD may be funded, in whole or in part, by payments from a Fund under a plan of distribution adopted by that Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940 (12b-1 Plan); if this is the case, the Company and/or HSD, on behalf of Company's Separate Accounts, will provide such information to Royce as is reasonably necessary for it to comply with its obligations under the l2b-l Plan, including, but not limited to, obligations to make disclosures to the board(s) of trustees of the Fund.